                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                               November 12, 1999
                Date of Report (Date of earliest event reported)



                               TUT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                            0-25291                          94-2958543
-----------------------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission File Number)               (I.R.S. Employer
        incorporation)                                                      Identification No.)

                                2495 ESTAND WAY
                        PLEASANT HILL, CALIFORNIA  94523
          (Address of principal executive offices, including zip code)

                                 (925) 682-6510
              (Registrant's telephone number, including area code)

                                      N/A
             (Former name or address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     Pursuant to an Agreement and Plan of Reorganization dated as of October 15, 1999 (the "Agreement") among Tut Systems, Inc., a Delaware corporation ("Tut"), Vintel Acquisition Corporation, a California Corporation and a wholly owned subsidiary of Tut ("Sub"), Vintel Communications, Inc. ("Vintel") and Peter C. Vinsel, on November 12, 1999 (the "Closing"), Tut acquired Vintel by means of a merger of Vintel with and into Sub (the "Merger"). As a result of the Merger, each share of Vintel capital stock was converted into 0.054 shares of Tut Common Stock, and each option to purchase one share of Vintel Common Stock was cancelled and exchanged for an option to purchase 0.054 shares of Tut Common Stock. At the Closing, five percent of the shares issued pursuant to the Merger and five percent of the shares issuable upon exercise of options issued pursuant to the Merger Agreement were deposited into an escrow account to secure the indemnification obligations of Vintel (the "Escrow Fund"). The Escrow fund is to be governed by the terms set forth in the Agreement at Tut's cost and expense. The Escrow Fund shall be the sole source of funds available for the fulfillment of any indemnification obligations of Vintel to Tut and Sub.

     The provisions of the Agreement described in this report are qualified in their entirety by reference to the actual text of that agreement, included as an exhibit to this report.

     Prior to the Merger, Tut owned an aggregate of 363,125 shares of Common Stock of Vintel, representing approximately 11% of the outstanding capital stock of Vintel immediately prior to the Merger.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of  Businesses Acquired.

          The unaudited financial statements for the period from inception (March 31, 1999) to September 30, 1999.

     (b) Pro Forma Financial Information.

          The accompanying unaudited pro forma combined statement of operations for the nine months ended September 30, 1999. The unaudited pro forma financial information is not necessarily indicative of the results or financial position that would actually have been reported had the sale and purchase transactions underlying the pro forma adjustments actually been consummated on such dates nor is it necessarily indicative of future operating results or financial position.

     (c)  Exhibits.

          The following exhibits are hereby incorporated herein:

          2.1 Agreement and Plan of Reorganization dated as of October 15, 1999 by and Tut Systems, Inc., Vintel Acquisition Corp., Vintel Communications, Inc. and Peter C. Vinsel (filed as an Exhibit to Quarterly Report on Form 10Q for the Quarter Ended September 30, 1999, filed November 5, 1999.)*

--------------
* Certain exhibits to, and schedules delivered in connection with, the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tut agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.

                                   SIGNATURE

        Pursuant to requirements of the Securities Exchange Act of 1934, Tut Systems, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                TUT SYSTEMS, INC.

Dated: February 7, 2000                         By: /s/ Nelson B. Caldwell
                                                   --------------------------
                                                   Nelson B. Caldwell, Vice
                                                   President and Chief
                                                   Financial Officer

ITEM 7(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                          VINTEL COMMUNICATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           CONDENSED BALANCE SHEET
                                (in thousands)

                                                             September 30,
                                                                 1999
                                                            ----------------
                                                              (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                     $     380
    Prepaid expenses and other                                            2
                                                            ----------------
      Total current assets                                              382

    Property and equipment, net                                          48
    Other assets                                                          4
                                                            ----------------

        Total assets                                              $     434
                                                            ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                              $      18
                                                            ----------------

Shareholders' equity:
    Common stock                                                        522
    Accumulated deficit                                                (106)
                                                            ----------------
      Total shareholders' equity                                        416
                                                            ----------------

        Total liabilities and shareholders' equity                $     434
                                                            ================


 The accompanying notes are in integral part of these condensed financial statements.

                          VINTEL COMMUNICATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENT OF OPERATIONS
                   (in thousands, except per share amount)



                                                               March 31,
                                                                 1999
                                                              (Inception)
                                                                through
                                                             September 30,
                                                                 1999
                                                            ----------------
                                                              (unaudited)

Product and services revenue                                      $     200
Cost of goods sold                                                      110
                                                            ----------------

Gross margin                                                             90
                                                            ----------------

Operating expenses:
    Research and development                                            118
    General and administrative                                           78
                                                            ----------------
        Total operating expenses                                        196
                                                            ----------------

Net loss                                                         $     (106)
                                                            ================
Net loss per share, basic and diluted                            $    (0.07)
                                                            ================
Shares used in computing net loss,
    basic and diluted                                                 1,595
                                                            ================

 The accompanying notes are in integral part of these condensed financial statements.

                          VINTEL COMMUNICATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED STATEMENT OF SHAREHOLDER'S EQUITY
                                 (in thouands)


                                                            Common Stock
                                                   ------------------------------       Accumulated
                                                      Shares            Amount            Deficit           Totals
                                                   -------------   ---------------    ----------------   ---------------
                                                                              (unaudited)

Balances as of March 31, 1999 (Inception)                       -         $       -         $       -         $       -

Common stock issued to founder                              2,000                20                 -                20

Common stock issued for consulting services                    55                 1                 -                 1

Common stock issued for cash                                  463               501                 -               501

Net loss                                                        -                 -              (106)             (106)
                                                   --------------   ---------------    ---------------   --------------
Balances as of September 30, 1999                           2,518         $     522        $     (106)        $     416
                                                   ==============   ===============    ===============   ==============

 The accompanying notes are in integral part of these condensed financial statements.

                         VINTEL COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED STATEMENT OF CASH FLOWS
                                 (in thouands)



                                                               March 31,
                                                                 1999
                                                              (Inception)
                                                                through
                                                             September 30,
                                                                 1999
                                                             --------------
                                                              (unaudited)

Cash flows from operating activities:
    Net loss                                                     $     (106)
    Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation                                                        8
      Noncash compensation expense                                       21
      Change in assets and liabilities:
        Prepaid expenses and other assets                                (6)
        Accounts payable                                                 18
                                                             ---------------
           Net cash used in operating activities                        (65)
                                                             ---------------

Cash flows from investing activities:
    Purchase of property and equipment                                  (56)
                                                             ---------------
           Net cash used in investing activities                        (56)
                                                             ---------------

Cash flows from financing activities:
    Proceeds from issuances of common stock                             501
                                                             ---------------
           Net cash provided by financing activities                    501
                                                             ---------------

Net increase in cash and cash equivalents                               380

Cash and cash equivalents, beginning of period                            -
                                                             ---------------

Cash and cash equivalents, end of period                          $     380
                                                             ===============

 The accompanying notes are in integral part of these condensed financial statements.

                          VINTEL COMMUNICATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)



NOTE 1 - THE COMPANY:

   Vintel Communications, Inc. (the "Company"), was incorporated in March 1999 in the state of California. The Company specializes in developing high-performance circuit and packet switching software for use in DSL access multiplexers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

   The Company includes in cash and cash equivalents all highly liquid investments which mature within three months of their purchase date.

Property and equipment

   Property and equipment are carried at cost. The Company provides for depreciation by charges to expense which are sufficient to write off the cost of the assets over their estimated useful lives on the straight-line basis. Useful lives by principal classifications are as follows:

   Furniture and fixtures                                        5 years
   Computers and software                                        3 years

   When assets are sold or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the asset and allowance for depreciation and amortization accounts, and any gain or loss on that sale or disposal, is credited or charged to income.

   Maintenance, repairs, and minor renewals are charged to expense as incurred. Expenditures which substantially increase an asset's useful life are capitalized.

Research and development

   Research and development expenditures are charged to expense as incurred.

Income taxes

   Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and the tax bases of assets and liabilities using enacted tax rates. A valuation allowance is established to reduce a deferred tax asset to the amount that is expected more likely than not to be realized.

Net loss per share

   Basic and diluted net loss per share are computed using the weighted average number of common shares outstanding.

                          VINTEL COMMUNICATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)
                                  (continued)


NOTE 3 - PROPERTY AND EQUIPMENT:

   Property and equipment as of September 30, 1999 consists of the following:

   Furniture and fixtures                                       $        26
   Computure and software                                                30
                                                                ------------
                                                                         56
   Less: Accumulated depreciation                                        (8)
                                                                ------------

                                                                $        48
                                                                ------------

NOTE 4 - STOCK OPTION PLAN:

   The Company reserved 750,000 shares of common stock for issuance under the 1999 Stock Option Plan (the "Plan") to employees, outside directors and consultants. Under the terms of the Plan options may be granted at prices no less than 85% of the fair market value at the date of grant, as determined by the Board of Directors. The options generally vest over four years and expire ten years after the date of grant. The Plan provides that vesting accelerates on all outstanding options upon a change of control, as defined.

   As of September 30, 1999, 750,000 options at an exercise price of $0.10 were outstanding.

NOTE 5 - OPERATING LEASE

   In May 1999, the Company entered into a two year noncancelable office lease for $4,220 per month plus common area charges.

NOTE 6 - INCOME TAXES:

   Due to the uncertainty surrounding the realization of the tax attributes in tax returns, the Company has placed a full valuation allowance against its otherwise recognizable net deferred tax asset.

NOTE 7 - SUBSEQUENT EVENT:

   On October 15, 1999, the Company entered into a definitive agreement to exchange all outstanding shares for shares of Tut Systems, Inc.

ITEM 7(B) PRO FORMA FINANCIAL INFORMATION:


                               TUT SYSTEMS, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA



   On November 12, 1999, Tut Systems, Inc. ("Tut") completed the acquisition of Vintel Communications, Inc. ("Vintel") in a transaction to be accounted for as a purchase. The stockholders of Vintel received 116,370 shares of Tut common stock and $500,000 in cash. Additionally, Tut converted stock options to purchase 750,000 shares of Vintel common stock into stock options to purchase 40,500 shares of Tut common stock. The total purchase price is $4,780,000. The acquisition has been structured as a tax free reorganization.

   The following unaudited pro forma combined financial data present the effect of the acquisition of Vintel to be accounted for as a purchase. The unaudited pro forma combined balance sheet presents the combined financial position of Tut and Vintel as of September 30, 1999 assuming that the acquisition had occurred as of that date. Such pro forma information is based upon the historical balance sheet data of Tut and the historical balance sheet data of Vintel as of September 30, 1999. The unaudited pro forma combined statement of operations gives effect to the acquisition of Vintel by Tut for the nine months ended September 30, 1999 as if such acquisition had occurred on January 1, 1999.

   The unaudited pro forma combined financial data are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The unaudited pro forma combined financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

   These unaudited pro forma combined financial data should be read in conjunction with the historical financial statements and notes thereto of Vintel included elsewhere herein and the historical financial statements and notes thereto of Tut included in their S-1 Registration, as amended, and their Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

                               TUT SYSTEMS, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1999
                                (in thousands)


                                                            Tut              Vintel
                                                         Systems,         Communicatons,                            Pro Forma
                                                           Inc.               Inc.           Adjustments            Combined
                                                      ----------------   ----------------  ----------------      ----------------
ASSETS
Current assets:
    Cash and cash equivalents                              $   16,977          $     380         $       -            $   17,357
    Short-term investments                                     23,442                  -                 -                23,442
    Accounts receivable, net                                    8,663                  -                 -                 8,663
    Inventories                                                 4,784                  -                 -                 4,784
    Prepaid expenses and other                                  1,440                  2                 -                 1,442
                                                      ----------------   ----------------  ----------------      ----------------
         Total current assets                                  55,306                382                 -                55,688

Property and equipment, net                                     2,924                 48                 -                 2,972
Intangible assets                                                   -                  -             1,764  (A)            1,764
Other assets                                                    2,340                  4                 -                 2,344
                                                      ----------------   ----------------  ----------------      ----------------

         Total assets                                      $   60,570          $     434        $    1,764            $   62,768
                                                      ================   ================  ================      ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                       $    3,166          $      18         $       -            $    3,184
    Accrued liabilities                                         2,015                  -                 -                 2,015
    Line of credit                                              1,452                  -                 -                 1,452
    Deferred revenue                                              770                  -                 -                   770
                                                      ----------------   ----------------  ----------------      ----------------
         Total current liabilities                              7,403                 18                                   7,421

Deferred revenue, net of current portion                        2,310                  -                 -                 2,310
                                                      ----------------   ----------------  ----------------      ----------------
         Total liabilities                                      9,713                 18                 -                 9,731
                                                      ----------------   ----------------  ----------------      ----------------

Stockholders' equity:
    Common stock                                                   12                522              (522) (A)               12
    Additional paid in capital                                104,256                  -             4,780  (A)          109,036
    Deferred compensation                                      (1,085)                 -                 -                (1,085)
    Accumulated deficit                                       (52,326)              (106)              106  (A)          (54,926)
                                                                                                    (2,600) (A)
                                                      ----------------   ----------------  ----------------      ----------------
         Total stockholders' equity                            50,857                416             1,764                53,037
                                                      ----------------   ----------------  ----------------      ----------------

         Total liabilities and stockholders' equity        $   60,570          $     434        $    1,764            $   62,768
                                                      ================   ================  ================      ================


See accompanying notes to the unaudited pro forma condensed combined financial statements.

                               TUT SYSTEMS, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                   (in thousands, except per share amounts)

                                                                                                                  Pro Forma
                                                                Historical                                        Combined
                                                     ----------------------------------                        ----------------
                                                                          March 31,
                                                                            1999
                                                       Nine Months       (Inception)
                                                          Ended            through                               Nine Months
                                                      September 30,     September 30,                               Ended
                                                          1999              1999                                September 30,
                                                     ----------------  ----------------
                                                           Tut             Vintel          Adjustments              1999
                                                     ----------------  ----------------  ----------------      ----------------
Revenues:
    Product and services                                  $   15,887         $     200        $     (200) (B)       $   15,887
    License and royalty                                        1,278                 -                 -                 1,278
                                                     ----------------  ----------------  ----------------      ----------------
        Total revenues                                        17,165               200              (200)               17,165
                                                     ----------------  ----------------  ----------------      ----------------

Cost of goods sold:
    Product and services                                       9,501               110              (110) (B)            9,501
    License and royalty                                            3                 -                 -                     3
                                                     ----------------  ----------------  ----------------      ----------------
        Total cost of goods sold                               9,504               110              (110)                9,504
                                                     ----------------  ----------------  ----------------      ----------------

Gross margin                                                   7,661                90               (90)                7,661
                                                     ----------------  ----------------  ----------------      ----------------

Operating Expenses:
    Sales and marketing                                        7,536                 -                 -                 7,536
    Research and development                                   5,367               118               (90) (B)            5,395
    General and administrative                                 3,110                78                 -                 3,188
    Amortization of intangibles                                    -                 -               296  (C)              296
    Noncash compensation expense                                 342                 -                 -                   342
                                                     ----------------  ----------------  ----------------      ----------------
        Total operating expenses                              16,355               196               206                16,757
                                                     ----------------  ----------------  ----------------      ----------------

Loss from operations                                          (8,694)             (106)             (296)               (9,096)

Interest expense                                                (467)                -                 -                  (467)
Other income                                                   1,587                 -                 -                 1,587
                                                     ----------------  ----------------  ----------------      ----------------
      Loss before income taxes                                (7,574)             (106)             (296)               (7,976)

Income tax expense                                                 1                 -                 -                     1
                                                     ----------------  ----------------  ----------------      ----------------
      Net loss                                                (7,575)             (106)             (296)               (7,977)

Dividend accretion on preferred stock                            235                 -                 -                   235
                                                     ----------------  ----------------  ----------------      ----------------

Net loss attributable to common stockholders             $    (7,810)       $     (106)       $     (296)          $    (8,212)
                                                     ================  ================  ================      ================

Net loss per share attributable to common
    stockholders, basic and diluted                       $    (0.75)       $    (0.07)                             $    (0.78)
                                                     ================  ================  ================      ================

Shares used in computing net loss attributable
    to common stockholders, basic and diluted (D)             10,360             1,595               116  (A)           10,476
                                                     ================  ================  ================      ================


See accompanying notes to the unaudited pro forma condensed combined financial statements.

                               Tut Systems, Inc.
        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                    (in thousands, except per share amounts)



NOTE 1 - BASIS OF PRESENTATION:

   On November 12, 1999, Tut Systems, Inc. ("Tut") completed the acquisition of Vintel Communications, Inc. ("Vintel") in a transaction to be accounted for as a purchase. Vintel stockholders and optionholders received an aggregate total of 156,870 shares of Tut common stock and shares subject to options, as applicable. The purchase price of the Vintel acquisition is $4,780,000 including the estimated value of the Tut shares and the estimated value of vested options issued upon consummation of the acquisition and estimated transaction costs.

   The allocation of the purchase price using balances as of September 30, 1999 is summarized below (in thousands):

   Net tangible assets                                          $       416
   In-process research and development                                2,600
   Workforce                                                            380
   Goodwill                                                           1,384
                                                                ------------

                                                                $     4,780
                                                                ------------


   The actual purchase price allocation is dependent upon the fair values of the acquired assets and assumed liabilities as for the acquisition date of the preliminary valuation report. The amount allocated to the purchased in-process technology was determined based on an appraisal completed by an independent third party using established valuation techniques and was expensed upon acquisition, because technological feasibility had not been established and no future alternative uses existed. The product percentage of completion was estimated to be 75%. The value of this in-process technology was determined by estimating the cost to develop the purchased in-process technology into a commercially viable product, estimating the resulting net cash flows from the sale of the product resulting from the completion of the in-process technology, and discounting the net cash flows back to their present value.

   The amounts allocated to in-process research and development will be charged to the statement of operations in the period the acquisition is consummated.

NOTE 2 - PRO FORMA ADJUSTMENTS

     A. To reflect acquisition of Vintel based on the preliminary purchase price allocation described in Note 1.

     B.  To eliminate intercompany transaction.

     C. To reflect amortization of goodwill and workforce over their estimated useful lives of five and three years, respectively, as if the acquisition occurred on January 1, 1999.

     D. Basic and diluted net loss per share is computed using the weighted average number of common shares outstanding during the period. Unaudited pro forma combined basic and diluted net loss per share also includes shares of common stock to be issued in connection with the proposed Vintel acquisition. Common equivalent shares, including stock options, are excluded from the computation as their effect is anti-dilutive.

   The amount allocated to in-process research and development has not been included in the unaudited pro forma combined statement of operations as it is nonrecurring. This amount will be expensed in the period the acquisition is consummated.

                                       13